UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 5, 2008, Asset Acceptance Capital Corp. (the “Company”) issued a press release announcing its results of operations and financial condition for and as of the three and six month periods ended June 30, 2008, unaudited. The press release is furnished pursuant to Item 2.02 of Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated in this report by reference.

The press release attached to this Form 8-K contains a financial measure for adjusted EBITDA that is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). We have provided a reconciliation in the press release of the non-GAAP financial measure for adjusted EBITDA to GAAP net income.

We have included information concerning adjusted EBITDA because we believe that this measure is a useful indicator of our ability to generate cash collections in excess of operating expenses (other than non-cash operating expenses, such as depreciation and amortization) through the liquidation of our receivable portfolios. We use adjusted EBITDA as the basis for our management bonus program and a similar computation is used in our loan agreement covenants. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, net income as an indicator of our operating performance.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2008 the Company issued a press release announcing the retirement, effective January 1, 2009, of Nathaniel F. Bradley IV from his position as President and Chief Executive Officer of the Company and the appointment of Rion B. Needs as President and Chief Executive Officer effective as of January 1, 2009. Mr. Bradley will remain on the Company’s Board of Directors as the non-executive Chairman. Additionally, the Company announced that the Board of Directors voted to increase the number of members of the Board of Directors to nine (9) effective as of January 1, 2009, with Mr. Needs to be appointed as a Class II Director (the term of which expires at the 2011 Annual Meeting of Shareholders) to fill the vacancy created by the increase in the number of members of the Board of Directors and with all of the foregoing to be effective as of January 1, 2009. The Board of Directors acted to appoint Mr. Needs President, Chief Executive Officer and a director, effective January 1, 2009, and Mr. Bradley gave the Board notice of his retirement as President and Chief Executive Officer, effective January 1, 2009, at the Board’s July 30, 2008 meeting, per the Board’s planned succession of Mr. Needs to Mr. Bradley as the Company’s Chief Executive Officer.

Mr. Needs, age 46, currently serves as the Company’s Senior Vice President and Chief Operating Officer, a position he has held since July 2007. In this position, Mr. Needs has direct responsibility for managing key operational aspects of the Company’s business, including collections, information technology and corporate strategy. Prior to joining the Company, Mr. Needs served in a variety of executive roles at American Express from 1985 until July 2007, including Senior Vice President and General Manager of Corporate Travel from January 2001 to

January 2003, Senior Vice President of Global Finance Operations and Business Transformation from January 2003 to September 2006 and Senior Vice President and General Manager of Purchasing Services from September 2006 to July 2007. In these capacities, Mr. Needs served as strategic advisor to the American Express senior management team on issues of cost rationalization, corporate reengineering, process improvement and technology development. While at American Express, he also implemented a series of strategic expense reductions, operational enhancements and systems integrations.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description
99.1	Press Release dated August 5, 2008, announcing the Company’s results of operations and financial condition for and as of the three and six month periods ended June 30, 2008, unaudited.

99.2	Press Release dated August 5, 2008, announcing the appointment of Rion Needs as President and CEO, effective January 1, 2009, with Brad Bradley remaining as Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2008	Asset Acceptance Capital Corp.

	By:	/s/ Nathaniel F. Bradley IV
	Name:	Nathaniel F. Bradley IV
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 5, 2008

99.2	Press Release dated August 5, 2008